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                        CONSENT OF INDEPENDENT AUDITORS



To the Board of Trustees and Shareholder
Nuveen Senior Income Fund:



We consent to the use of our report and the reference to our firm under the heading "Experts" in the Statement of Additional Information.

                                                      KPMG LLP


Chicago, Illinois
October 14, 1999